UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): March 1, 2010

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main, Suite 1300	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the compensation committee of Constellation Energy Partners LLC (the “Company” or “we”) approved service-based restricted common unit grants under our 2009 Omnibus Incentive Compensation Plan for:

•

A total of 233,577 restricted common units for Stephen R. Brunner, the Company’s President, Chief Executive Officer and Chief Operating Officer with an approximate market value of $808,176 at the grant date, which will vest on a five year ratable schedule beginning on March 1, 2011;

•

A total of 77,859 restricted common units for Charles C. Ward, the Company’s Chief Financial Officer and Treasurer with an approximate market value of $269,392 at the grant date, which will vest on a five year ratable schedule beginning on March 1, 2011;

•

A total of 58,395 restricted common units for Lisa J. Mellencamp, the Company’s General Counsel and Secretary with an approximate market value of $202,047 at the grant date, which will vest on a five year ratable schedule beginning on March 1, 2011; and

•

A total of 25,548 restricted common units for Michael B. Hiney, the Company’s Chief Accounting Officer and Controller with an approximate market value of $88,396 at the grant date, which will vest on a five year ratable schedule beginning on March 1, 2011.

Each of these grants was made based on the average of the closing price of the Company’s common units for the twenty trading days prior to the grant date.

Item 8.01	Other Events.

Grants under the Long-Term Incentive Plan

On March 1, 2010, we made grants of an aggregate 54,747 restricted common unit awards under our Long-Term Incentive Plan, to the independent, non-employee members of the board of managers. The number of units was determined by dividing the $75,000 annual retainer of each such member by the average of the closing price for the Company’s common units for the twenty trading days prior to the grant date. These units had a total fair market value of approximately $189,425 at the grant date. These service-based restricted units will vest in full on March 1, 2011.

On March 1, 2010, we made grants of an aggregate 141,560 restricted common unit awards under our Long-Term Incentive Plan, to certain field employees in Alabama, Kansas, and Oklahoma. These units had a total fair market value of approximately $489,798 at the grant date. These service-based restricted units will vest on a three year ratable schedule beginning on March 1, 2011.

On March 1, 2010, we made grants of an aggregate 54,292 restricted common unit awards under our Long-Term Incentive Plan, to certain employees in Texas. These units had a total fair market value of approximately $187,850 at the grant date. These service-based restricted units will vest on a five year ratable schedule beginning on March 1, 2011.

Each of these grants was made based on the average of the closing price of the Company’s common units for the twenty trading days prior to the grant date. At March 1, 2010, we had granted all 450,000 common units of the 450,000 common units available under our Long-term Incentive Plan.

Grants under the 2009 Omnibus Incentive Compensation Plan

On March 1, 2010, we made grants of an aggregate 91,602 restricted common unit awards under our 2009 Omnibus Incentive Compensation Plan to certain employees in Texas. These units had a total fair market value of approximately $316,943 at the grant date. These service-based restricted units will vest on a five year ratable schedule beginning on March 1, 2011.

Each of these grants was made based on the average of the closing price of the Company’s common units for the twenty trading days prior to the grant date. At March 1, 2010, we had granted 1,544,740 common units of the 1,650,000 common units available under our 2009 Omnibus Incentive Compensation Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.31	Form of Grant Agreement Relating to Restricted Units—Executive Officers (under the 2009 Omnibus Incentive Compensation Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: March 3, 2010	By:	/S/ CHARLES C. WARD
Charles C. Ward
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.31	Form of Grant Agreement Relating to Restricted Units—Executive Officers (under the 2009 Omnibus Incentive Compensation Plan)

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